Exhibit 13

                     Anchor National Life Insurance Company

                         Variable Separate Account Nine

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS


HYPOTHETICAL PERFORMANCE SINCE TRUST INCEPTION

The Average Annual Total Return for each period is determined by finding the average annual compounded rate of return over each period that would equate the initial amount invested to the ending redeemable value for that period, according to the following formulas:


             P (1 + T) (n)  = ERV

             P   =    a hypothetical initial purchase payment of $1,000

             T   =    average annual total return for the period in question

             n   =    number of years

             ERV = redeemable value (as of the end of the stated period in question) of a hypothetical $1,000 purchase payment made at the beginning of the 1-year, 5-year, or 10-year period in question (or fractional period thereof).

The formula assumes that: (1) all recurring fees have been charged to the contract owner's accounts; (2) all applicable non-recurring charges are deducted at the beginning of the period in question; and (3) there will be a complete redemption at the end of the period in question. The performance figures shown in the table above relate to the contract form containing the highest level of charges.

I.   VARIABLE SEPARATE ACCOUNT NINE:  HYPOTHETICAL 1-YEAR RETURNS

     CALCULATION OF ANNUAL RETURN

     Fund Value = 1000 (Ending Unit Value / Beginning Unit Value)

     Annual Return = (Fund Value / 1000) - 1

     UNIT VALUES - (not applicable)

                                                                                                 Alliance
                                  Global                    Growth                              Bernstein      Americas
                 Global       Dollar                      And                                International   Government      Premier
                  Bond      Government    Growth        Income     High-Yield  International     Value         Income        Growth
                --------------------------------------------------------------------------------------------------------------------
Fund Value       $994.77    $1,090.97      $763.39     $1,001.05   $1,027.81      $774.54          N/A     $1,033.27       $825.88
One Year Yield     -0.52%        9.10%      -23.66%         0.11%       2.78%      -22.55%         N/A          3.33%       -17.41%
Period Years        1.00         1.00          1.00         1.00        1.00         1.00         1.00          1.00          1.00


                           Alliance    Alliance                                U.S.        Alliance
                           Bernstein   Bernstein                            Government/     Bernstein      Alliance
                           Real Estate Small Cap                            High Grade      Utility       Bernstein     Worldwide
                Quasar     Investment    Value     Technology Total Return  Securities      Income          Value     Privatization
              ----------------------------------------------------------------------------------------------------------------------
Fund Value      $870.31  $1,105.17          N/A       $745.82   $1,020.15   $1,076.12       $773.08         N/A       $824.98
One Year Yield   -12.97%     10.52%         N/A       -25.42%        2.01%       7.61%       -22.69%        N/A       -17.50%
Period Years       1.00       1.00         1.00         1.00         1.00        1.00          1.00         1.00        1.00



II.      VARIABLE SEPARATE ACCOUNT NINE:  HYPOTHETICAL 5-YEAR RETURNS

         CALCULATION OF ANNUAL RETURN

         Fund Value = 1000 (Ending Unit Value / Beginning Unit Value)

         Annual Return = (Fund Value / 1000) (1/5) - 1

         UNIT VALUES - (Not applicable)



                                                                                               Alliance
                                 Global                     Growth                             Bernstein      Americas
                    Global       Dollar                       And                              International  Government   Premier
                  Bond      Government     Growth        Income     High-Yield International    Value         Income        Growth
                 -------------------------------------------------------------------------------------------------------------------
Fund Value        $1,074.71 $1,376.99      $1,403.18     $1,957.19        N/A    $1,006.37         N/A     $1,428.29     $1,787.62
Five Year Yield       1.45%      6.61%          7.01%        14.37%       N/A        0.13%         N/A         7.39%        12.32%
Period Years          5.00       5.00           5.00          5.00       5.00         5.00        5.00          5.00          5.00


                           Alliance    Alliance                                U.S.        Alliance
                           Bernstein   Bernstein                            Government/     Bernstein      Alliance
                           Real Estate Small Cap                            High Grade      Utility       Bernstein     Worldwide
                Quasar     Investment    Value     Technology Total Return  Securities      Income          Value     Privatization
              ----------------------------------------------------------------------------------------------------------------------
Fund Value     $1,073.14        N/A        N/A    $1,775.63   $1,715.28    $1,357.71      $1,586.41           N/A     $1,226.16
Five Year Yield     1.42%       N/A        N/A        12.17%      11.40%        6.31%          9.67%          N/A         4.16%
Period Years        5.00       5.00       5.00         5.00        5.00         5.00           5.00          5.00          5.00



III.     VARIABLE SEPARATE ACCOUNT NINE:  HYPOTHETICAL 10-YEAR RETURNS

         CALCULATION OF ANNUAL RETURN

         Fund Value = 1000 (Ending Unit Value / Beginning Unit Value)

         Annual Return = (Fund Value / 1000) (1/10) - 1

         UNIT VALUES - (Not applicable)


                                                                                          Alliance
                             Global                     Growth                            Bernstein       Americas
                 Global     Dollar                       And                              International   Government      Premier
                  Bond      Government     Growth        Income     High-Yield International  Value        Income        Growth
                 -------------------------------------------------------------------------------------------------------------------
Fund Value        $1,554.40      N/A            N/A     $3,911.43       N/A          N/A        N/A           N/A           N/A
Ten Year Yield         4.51%      N/A            N/A        14.61%      N/A          N/A        N/A           N/A           N/A
Period Years          10.00      10.00          10.00         10.00    0.00        10.00      10.00         10.00         10.00

                          Alliance    Alliance                                U.S.        Alliance
                           Bernstein   Bernstein                            Government/     Bernstein      Alliance
                           Real Estate Small Cap                            High Grade      Utility       Bernstein     Worldwide
                Quasar     Investment    Value     Technology Total Return  Securities      Income          Value     Privatization
              ----------------------------------------------------------------------------------------------------------------------
Fund Value         N/A        N/A            N/A         N/A        N/A          N/A            N/A           N/A           N/A
Ten Year Yield     N/A        N/A            N/A         N/A        N/A          N/A            N/A           N/A           N/A
Period Years     10.00      10.00          10.00       10.00      10.00        10.00          10.00         10.00         10.00





IV.      VARIABLE SEPARATE ACCOUNT NINE:  HYPOTHETICAL LIFETIME RETURNS

       Fund Value = 1000 (31-December-01 Unit Value / Inception Date Unit Value)

         Annual Return = (Fund Value / 1000) (1/period) - 1


                                                                                              Alliance
                            Global                        Growth                              Bernstein       Americas
              Global        Dollar                         And                                International   Government    Premier
               Bond       Government       Growth         Income     High-Yield International    Value        Income       Growth
              ----------------------------------------------------------------------------------------------------------------------
Fund Value     $1,723.39     $2,067.44      $2,552.47      $4,038.61   $937.35   $1,523.07      $985.41      $1,816.49    $3,907.23
Annualized
Yield Since
Inception          5.34%         9.94%         13.71%         13.58%    -1.54%       4.78%       -1.46%          8.10%       15.40%
Period Years       10.46          7.67           7.29          10.96      4.18        9.01         0.64           7.66        9.51


                            Alliance    Alliance                                U.S.        Alliance
                           Bernstein   Bernstein                            Government/     Bernstein      Alliance
                           Real Estate Small Cap                            High Grade      Utility       Bernstein     Worldwide
                Quasar     Investment    Value     Technology Total Return  Securities      Income          Value     Privatization
              ----------------------------------------------------------------------------------------------------------------------
Fund Value   $1,140.66     $1,313.70      $1,116.14      $1,955.54 $2,553.35   $1,702.54    $2,056.50      $1,005.32  $1,617.95
Annualized
Yield Since
Inception         2.47%         5.64%         11.61%         11.89%    10.97%       5.90%        9.89%          0.53%      6.84%
Period Years      5.40          4.97           0.67           5.97      9.01        9.29         7.64           0.61       7.27










* The "Since Inception Yields" for all funds less than 1 year are not annualized.



V.       CALCULATION OF ANNUAL RETURN

         UNIT VALUES:

                                                                                               Alliance
                              Global                      Growth                               Bernstein      Americas
                   Global     Dollar                       And                                International   Government   Premier
                    Bond     Government     Growth         Income      High-Yield International   Value         Income   Growth
               ---------------------------------------------------------------------------------------------------------------------
Inception
Dates         7/15/1991       5/2/1994        9/15/1994    1/14/1991  10/27/1997   12/28/1992     5/10/2001     5/3/1994  6/26/1992
Inception
Date Unit
Value             10.00         10.00            10.00        10.00       10.00        10.00         10.00        10.00      10.00
12/31/2001       $17.23        $20.67           $25.52       $40.39       $9.37       $15.23         $9.85       $18.16     $39.07


                           Alliance    Alliance                                U.S.        Alliance
                           Bernstein   Bernstein                            Government/     Bernstein      Alliance
                           Real Estate Small Cap                            High Grade      Utility       Bernstein     Worldwide
                Quasar     Investment    Value     Technology Total Return  Securities      Income          Value     Privatization
              ----------------------------------------------------------------------------------------------------------------------
Inception
Dates        8/5/1996    1/9/1997     5/2/2001       1/11/1996  12/28/1992    9/17/1992     5/10/1994       5/24/2001  9/23/1994
Inception
Date Unit
Value           10.00       10.00        10.00           10.00       10.00        10.00         10.00           10.00      10.00
12/31/2001     $11.41      $13.14       $11.16          $19.56      $25.53       $17.03        $20.57          $10.05     $16.18
